Exhibit 10-7.1

DUKE ENERGY CORPORATION

EXECUTIVE CASH BALANCE PLAN

(As Amended and Restated Effective January 1, 1999)

AMENDMENT 1

Pursuant to Section 8 of the Duke Energy Corporation Executive Cash Balance Plan, as amended (“Plan”), Duke Energy Corporation (“Corporation”) hereby amends Section 4.3 of the Plan, effective January 1, 1999, by adding a sentence to the end thereof that reads as follows:

Notwithstanding Sections 4.3 and 4.4 to the contrary, the Minimum Benefit feature of Section 4.3(e) of the Plan, as in effect prior to January 1, 1999, is preserved herein and incorporated by reference.

IN WITNESS WHEREOF, this amendment to the Plan is executed on behalf of the Corporation this 26 day of August, 1999.

DUKE ENERGY CORPORATION

By:	/s/ CHRISTOPHER C. ROLFE
Its:	Vice President
Corporate Human Resources